Exhibit 10.4

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into this 27th day of October, 2021 (the “Effective Date”), is entered into by and between Aimco Development Company, LLC (“AIMCO” or “Company”) and Wes Powell (“Executive”).

RECITALS:

WHEREAS, AIMCO wishes to continue to employ Executive upon the terms and conditions hereinafter set forth and Executive wishes to accept such continued employment; and

WHEREAS, it is desirable that this Employment Agreement (the “Agreement”) shall contain the exclusive terms and conditions governing the employment of Executive;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AIMCO and Executive mutually agree as follows:

A.
Employment. Subject to the terms of the Agreement, AIMCO hereby agrees to employ Executive during the Agreement Term (as defined below) as President and Chief Executive Officer, and Executive hereby accepts such employment. Executive shall have the general authority usually vested in Executive’s position and shall also perform such other duties as may be required by law or as may be delegated to Executive by AIMCO’s Board of Directors (the “Board”) commensurate with Executive’s position.

Executive shall devote substantially his full time, ability and attention to the business of AIMCO, its subsidiaries and affiliates during the Agreement Term. While employed, Executive shall have no other employment with, nor receive any compensation from, any other person, firm or corporation without the prior authorization of the AIMCO Board of Directors. Executive, with prior Board approval, will not be precluded from devoting a reasonable amount of time to serving as a director or committee member of a for-profit or non-profit organization. Executive is not precluded from devoting a reasonable amount of time to speaking engagements, engaging in professional organizations and program activities, charities, and such similar activities. Executive may retain any compensation or benefits received as a result of any such outside activities, and AIMCO shall not reduce Executive’s compensation by the amount of any such compensation or benefits.

B.
Agreement Term. Executive shall be employed hereunder for a term expiring on December 31, 2022, unless sooner terminated as herein provided (the “Initial Term”). On December 31, 2022, and on each subsequent one-year anniversary of that date, the Agreement shall be renewed for an additional one-year term (each term after the Initial Term being an “Extended Term”) unless either party gives written notice of intent not to renew to the other party at least sixty (60) days before the end of the then current calendar year. The Initial Term and Extended Term separately or together constitute the “Agreement Term.”

C.
Compensation

1.
Annual Base Salary. AIMCO shall pay to Executive a base salary as set by AIMCO and payable in installments, not less frequently than monthly. During the Agreement Term, Executive’s base salary shall be reviewed at such time as the salaries of other similarly- situated AIMCO executives are reviewed by the Board of Directors, and in any event at least annually.

2.
Incentives. Executive shall be eligible for incentive compensation pursuant to the compensation plan(s) provided by AIMCO to other senior executives, subject to the terms of such plan(s).

3.
Target Total Compensation. Executive’s target total compensation for 2021 was set by the Compensation and Human Resources Committee at $1.8 million, consisting of $525,000 in base salary, a target short-term incentive (“Short Term Incentive”) opportunity of$525,000, and a target long-term incentive (“Long-Term Incentive”) opportunity of $750,000. The Compensation and Human Resources Committee shall review Executive’s target total compensation on an annual basis, in comparison to compensation paid to AIMCO’s peers, taking into account experience and other relevant factors, and shall set Executive’s target total compensation for the next year.

Exhibit 10.4

D.
Benefits. Executive shall be entitled to health insurance, life insurance, retirement benefits (if applicable), vacation and other employee fringe benefits commensurate with Executive’s position and in accordance with AIMCO’s policies for executives in effect from time to time. During the Agreement Term, AIMCO shall reimburse Executive, in accordance with AIMCO’s policies and procedures, for all reasonable expenses incurred by Executive in the performance of duties hereunder.
E.
Amounts Payable on Termination of Employment.

1.
Definitions. As used herein, the following terms shall have the following respective meanings:

a.
“Base Salary” means the annual base salary in effect for the payroll period during which Executive’s employment is terminated or, as applicable, in effect immediately prior to any reduction providing the basis for Good Reason (as defined below). Bonuses, commissions, and incentive pay are not included in the calculation of Base Salary.

b.
“Cause” means the termination of an Executive’s employment because of the occurrence of any of the following, as determined by the Board in accordance with the procedure below:
i.
the refusal by Executive to attempt in good faith to perform his duties as assigned by the Board or to follow the lawful direction of the Board (other than due to Executive’s physical or mental incapacity); provided, however, the Board shall have provided Executive with written notice of such failure and Executive has been afforded at least fifteen (15) days to cure same;
ii.
Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or any other serious crime involving moral turpitude or dishonesty;
iii.
Executive’s willfully engaging in misconduct in the performance of his duties for the Company (including theft, fraud, embezzlement, securities law violations, a material violation of the Company’s code of conduct or a material violation of other material written policies) that is demonstrably injurious to the Company, monetarily or otherwise;
iv.
Executive’s willfully engaging in misconduct unrelated to the performance of his duties for the Company that is demonstrably injurious to the Company, monetarily or otherwise;
v.
Executive’s breach of any fiduciary obligation to the Company or Executive’s material breach of any obligation of confidentiality, noncompetition or non-solicitation; provided, however, that the Board shall have provided Executive with written notice of any such breach and Executive shall have failed to cure such breach within fifteen (15) days of such notice. For purposes of this Section E.1.b., no act, or failure to act, on the part of Executive shall be considered “willful” unless done, or omitted to be done, by him or her in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. No action or inaction by Executive shall be treated as Cause if it was taken at the direction of counsel to the Company. Any termination shall be treated as a termination for Cause only if (A) Executive is given at least five (5) business days’ written notice of termination specifying the alleged Cause event and shall have the opportunity to appear (with counsel) before the Chairman of the Compensation and Human Resources Committee to present information regarding his views on the Cause event, and (B) after such hearing, Executive is terminated for Cause by the Board after review by the Chairman of the Compensation and Human Resources Committee. After providing the notice of termination in the foregoing sentence, the Board may suspend Executive with full pay and benefits until a final determination pursuant to this section has been made.

c.
“Good Reason” means Executive’s voluntary resignation due to (i) a material reduction in Executive’s Base Salary or reduction in target Short Term Incentive or target Long Term Incentive; (ii) a material diminution in Executive’s title, authority or responsibilities; or (iii) relocation of Executive’s primary place of employment more than fifty (50) miles; provided, however, that Executive may

Exhibit 10.4

only terminate employment for Good Reason by delivering written notice to the Board within 90 days following the date on which Executive first knows of the event constituting Good Reason, which notice specifically identifies the facts and circumstances claimed by Executive to constitute Good Reason, and the Company has failed to cure such facts and circumstances within 30 days after receipt of such notice.

d.
“Date of Termination” means the effective date of the Executive’s termination of employment with the Company.
e.
“Bonus” means the short-term incentive bonus payable to Executive under the Company’s short-term incentive (STI) compensation plan, which provides for annual cash incentive bonuses, or any successor bonus program approved by the Compensation and Human Resources Committee in which Executive participates from time to time.

f.
“Pro-Rata Bonus” means an amount equal to the product of (i) the Bonus, if any, that Executive would have earned for the bonus cycle in which the Date of Termination occurs, subject to attainment of such corporate targets and individual performance targets, if any, as shall be established by the Compensation and Human Resources Committee for such bonus cycle, and (ii) a fraction, the numerator of which is the number of days Executive was employed by the Company during the bonus cycle in which the Date of Termination occurs, and the denominator of which is the number of days in such bonus cycle. The Pro-Rata Bonus shall be paid on the date that Bonuses are normally paid, but in no event later than March 15th of the year following the year in which the Date of Termination occurs.
g.
“Change in Control” means the consummation of any of the following events:

i.
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) the Company or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined). “Non-Control Transaction” shall mean a merger, consolidation, share exchange or reorganization involving the Company in which (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company;
ii.
The individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other

Exhibit 10.4

than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
iii.
The consummation of any of the following: (A) a merger, consolidation, share exchange or reorganization involving the Company (other than a Non-Control Transaction); (B) a complete liquidation or dissolution of the Company; or an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

2.
Termination by Company without Cause or by Executive for Good Reason. If the Company terminates Executive’s employment during the Agreement Term without Cause, or if Executive terminates his employment during the Agreement Term for Good Reason, then, subject to Sections E.7 and F. and below, Executive shall be entitled to the following rights and benefits under this Section E:

a.
Severance Payment. The Company will pay Executive an amount (the “Severance Payment”) equal to:
i.
Two times the sum of (A) the annual Base Salary for the calendar year of the Date of Termination, plus (B) Executive’s target annual Bonus for the year in which the Date of Termination occurs.

The Severance Payment will be paid in one lump sum payment, less required withholdings, on the 50th day following the Date of Termination, subject to the requirements of Sections E.7 and F. below.

b.
Treatment of Equity Awards. The vesting and exercise of any equity awards that may be held by Executive as of the Date of Termination shall be determined in accordance with the applicable equity incentive plan and grant documentation for Executive.

Severance Period.

c.
Continued Health Benefit Coverage and COBRA Payment for

i.
The Company will pay to Executive an amount equal to the monthly COBRA premium for health and welfare plan coverage for Executive and his coverage dependents in effect on the Date of Termination multiplied by the number of months covered by the Severance Payment (the “COBRA Severance Payment”). This COBRA Severance Payment will be paid in one lump sum payment, less required withholdings, on the 50th day following the Date of Termination, subject to the requirements of Sections E.7 and F. below.
d.
COBRA. Executive shall be eligible for continuation of coverage for Executive and Executive’s eligible dependents under COBRA continuation of coverage provisions of the Company’s group health plans, at Executive’s sole expense at applicable COBRA rates.
e.
Accrued Rights. As soon as administratively practicable following the Date of

Exhibit 10.4

Termination, the Company will pay or provide Executive with (i) all accrued but unpaid base salary through the Date of Termination, (ii) vacation pay accrued but not used in accordance with the Company’s vacation pay policy, (iii) a Bonus for any completed bonus cycle prior to the Date of Termination to the extent not yet paid, (iv) any unreimbursed business expenses that are reimbursable under the Company’s business expense policy, (v) all rights and benefits under the employee benefit plans of the Company in which Executive is then participating, as provided under such plans, and (vi) any other payments as may be required under applicable law, and Executive shall remain entitled to (x) any rights Executive may have to exculpation, contribution, advancement of expenses, defense or indemnification under the Company’s (or any of its affiliates’ or subsidiaries’) organizational or governing documents or any separate written indemnification agreement, or as provided under applicable law and (y) coverage under any applicable insurance policy relating to events occurring on or prior to the Date of Termination (collectively, the “Accrued Rights”).
f.
Bonus. The Company will pay Executive the Pro-Rata Bonus, which shall be paid on the date that Bonuses are normally paid, but in no event later than March l5th of the year following the year in which the Date of Termination occurs.
g.
No Additional Rights. Except as provided in this Section E.2, Executive’s participation under any benefit plan, program, policy or arrangement sponsored or maintained by the Company shall cease and be terminated on the Date of Termination. Without limiting the generality of the foregoing, Executive’s eligibility for and active participation in any tax qualified 401(k) plan maintained by the Company will end as of the Date of Termination and Executive will earn no additional benefits under that plan after that date. Executive shall be treated as a terminated employee for purposes of all such benefit plans and programs effective as of the Date of Termination and shall receive all payments and benefits due under such plans and programs in accordance with the terms and conditions thereof.
3.
Termination by Company without Cause or by Executive for Good Reason in Connection with Change in Control. In the event that the Company terminates the employment of Executive during the Agreement Term without Cause, or if Executive terminates his employment during the Agreement Term for Good Reason, and the applicable Date of Termination occurs (i) within six (6) months prior to and in connection with a Change in Control, or (ii) within twenty-four (24) months following such Change in Control, then, subject to Sections E.7 and F. below, in addition to any Accrued Rights Executive shall be entitled to the following rights and benefits under this Section E.3:
a.
Enhanced Severance Payment. In lieu of the Severance Payment provided in Section E.2.a., the Company will pay Executive a payment equal to:
i.
Three times the sum of (A) the annual Base Salary for the calendar year of the Date of Termination, and (B) Executive’s target annual Bonus for the year in which the Date of Termination occurs.

The Enhanced Severance Payment will be paid in one lump sum payment, less required withholdings, on the 50th day following the Date of Termination, subject to the requirements of Sections E.7 and F. below.

b.
Treatment of Equity Awards, Continued Health Benefit Coverage, COBRA, Accrued Rights, Pro-Rata Bonus, No Additional Rights. The provisions of Sections E.2.b., E.2.c., E.2.d, E.2.e., E.2.f., and E.2.g. above will apply to terminations of employment described in this Section E.3; provided, however, that any equity awards held by Executive as of his Date of Termination under this Section E.3 will be 100% vested upon such termination if such Date of Termination occurs within twenty-four (24) months after a Change in Control.
4.
Termination by Reason of Death or Disability. In the event that the employment of Executive is terminated during the Agreement Term by reason of Executive’s death or Disability, then, subject to Sections E.7 and F. below, Executive shall be entitled to the following rights and benefits under this Section E.4:

Exhibit 10.4

a.
Bonus. The Company will pay Executive the Pro-Rata Bonus, which shall be paid on the date that Bonuses are normally paid, but in no event later than March l5th of the year following the year in which the Date of Termination occurs.
b.
Treatment of Equity Awards. The vesting and exercise of any equity awards that may be held by Executive as of the Date of Termination shall be determined in accordance with the applicable equity incentive plan and grant documentation for that Executive.
c.
Accrued Rights. As soon as administratively practicable following the Date of Termination, the Company will pay or provide Executive with the Accrued Rights.
5.
Termination by the Company for Cause. The Company may terminate the employment of Executive for any reason and at any time, with or without Cause. In the event that the Company terminates the employment of Executive during the Agreement Term for Cause, the Company will pay or provide Executive with the Accrued Rights as soon as administratively practicable after such Date of Termination.
6.
Voluntary Termination; Retirement. Executive shall not be entitled to any payments or benefits under this Agreement by reason of Executive’s voluntary termination of employment from the Company other than any Accrued Rights. Any other payments or benefits to Executive voluntarily terminating or retiring shall be handled on an individualized basis or in accordance with a separate policy. This Agreement shall have no effect on the rights and benefits to which Executive is entitled upon retirement under (without limitation) any retirement or savings plan of the Company, nor under any of the Company’s equity incentive compensation plans (including applicable award agreements), each of which shall be governed exclusively by the terms of such plans and agreements, as applicable.
7.
Release. To the extent permitted under applicable law, as a condition precedent to receiving any payments and benefits as provided under this Agreement, Executive must execute a general release of claims (the “Release”), substantially in the form attached as Exhibit A hereto, and such Release must become irrevocable, by the sixtieth (60th) day following the Date of Termination. If Executive fails to execute and deliver the Release, or revokes the Release, Executive agrees that he shall not be entitled to receive the payments and benefits described herein (except for the Accrued Rights and COBRA rights at Executive’s expense). For purposes of this Agreement, the Release shall be considered to have been executed by Executive if it is signed by Executive’s legal representative in the case of legal incompetence or on behalf of Executive’s estate in the case of Executive’s death.

8.
Compliance with Section 409A.

a.
The Company and Executive intend that, to the maximum extent possible, any amounts paid pursuant to this Agreement shall qualify as a short-term deferral pursuant to Code Section 409A or as separation pay exempt from Code Section 409A. Without limiting the foregoing, to the extent that the provisions of Code Section 409A or any Treasury regulations promulgated thereunder are applicable to any amounts payable hereunder, the Company and Executive intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. Executive will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Code Section 409A and any regulations promulgated thereunder.
b.
Unless otherwise permitted under Code Section 409A, all in-kind benefits, expenses or other reimbursements paid pursuant to this Policy that are taxable income to Executive (i) will be paid no later than the end of the calendar year next following the calendar year in which Executive incurs such expense; (ii) will not be subject to liquidation or exchange for another benefit; and (iii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in- kind benefits to be provided in any other taxable year.
c.
For purposes of Code Section 409A, Executive’s right to receive any installment payments under this Policy (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at

Exhibit 10.4

all times be considered a separate and distinct payment.
d.
With respect to any amount that becomes payable to Executive under this Agreement upon Executive’s “separation from service,” as defined below, for any reason, notwithstanding any other provision of this Agreement to the contrary, if the Company determines in good faith that Executive is a “specified employee” under Code Section 409A then, to the extent required under Code Section 409A, any amount that otherwise would be payable to Executive during the six (6) month period following Executive’s separation from service shall be suspended until the lapse of such six (6) month period (or, if earlier, the date of death of Executive). The amount that otherwise would be payable to Executive during such period of suspension shall be paid in a single payment on the day following the end of such six (6) month period (or, if such day is not a business day, on the next succeeding business day) or within thirty (30) days following the death of Executive during such six (6) month period, provided that the death of Executive during such six (6) month period shall not cause the acceleration of any amount that otherwise would be payable on any date during such six (6) month period following the date of Executive’s death. Any amounts not subject to the suspension described in the preceding sentence shall be paid as otherwise provided in this Agreement. A “separation from service” means a separation from service with the Company and all other persons or entities with whom the members of the Company would be considered a single employer under Section 414(b) or 414(c) of the Code, applying the eighty percent (80%) threshold used in such Code sections and the Treasury Regulations thereunder, all within the meaning of Code Section 409A.
e.
To the extent required to avoid the imposition of additional taxes and penalties under Code Section 409A, amounts payable under this Agreement on termination of employment will not be paid until Executive experiences a separation from service within the meaning of Code Section 409A as specified above.
f.
In no event will the Company be liable for any additional tax, interest or penalties that may be imposed on Executive under Code Section 409A or for any damages for failing to comply with Code Section 409A.
g.
Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of Executive’s execution of the Release, directly or indirectly, result in Executive designating the calendar year of payment, and if a payment pursuant to this Agreement that is subject to execution of the Release could be made in more than one (1) taxable year, based on timing of the execution of the Release, payment shall be made in the later taxable year.
h.
Section 409A Compliance. It is the intent of the parties to comply with all provisions of Section 409A so that Executive shall not be required to include in Executive’s gross income for federal income tax purposes, prior to the actual receipt thereof, any amounts received that may otherwise be considered to be deferred payments. In the event that the interpretation or requirements of Section 409A change during the Agreement Term, the parties will amend this Agreement, only as necessary, to comply with any such change, if and to the extent such an amendment would be permitted by Section 409A. Notwithstanding any provision herein to the contrary, nothing in this Agreement shall require AIMCO to pay any tax, penalty or interest assessed against Executive or otherwise required to be paid by Executive for any Section 409A failures or non-compliance with Section 409A.
9.
Withholding Taxes. All compensation payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions, and the Company shall be authorized to make all such withholdings to the extent it determines necessary under applicable law.

10.
Parachute Payments. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Code Section 280G(b)(2)) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise would be subject to the excise tax imposed by Code Section 4999, then Executive shall be entitled to receive (i) the greatest amount so that no portion the payments shall be an excess parachute payment (the “Limited Amount”), or (ii) if the amount of payments otherwise paid or provided (without regard to clause (i)) reduced

Exhibit 10.4

by all taxes applicable thereto (including, for the avoidance of doubt, the excise tax imposed by Code Section 4999) would be greater than the Limited Amount reduced by all taxes applicable thereto, then the amount of payments shall be the amount otherwise payable. Any reductions described in the preceding sentence shall be done in the manner that is least economically disadvantageous to Executive. Where the decision to cut back between two (2) amounts is economically equivalent, but the amounts are payable at different times, the amounts will be reduced on a pro rata basis.

F.
Confidential Information; Trade Secrets; Non-Competition; Non-Solicitation; Non-Investment; Non-Disparagement; Cooperation.
1.
Confidential Information.

a.
Executive acknowledges that the successful development of AIMCO entity services and products, including the AIMCO entities’ current and potential customer and business relationships, and business strategies and plans requires substantial time and expense. Such efforts generate for the AIMCO entities valuable and proprietary information (“Confidential Information”) which gives AIMCO a business advantage over others who do not have such information. Confidential Information includes, but is not limited to the following: trade secrets, technical, business, proprietary or financial information of any of the AIMCO entities not generally known to the public, business plans, proposals, past and current prospect and customer lists, trading methodologies, systems and programs, training materials, research data bases and computer software; but shall not include information or ideas acquired by Executive prior to Executive’s employment with the AIMCO entities if such pre-existing information is generally known in the industry and is not proprietary to any AIMCO entity. Executive agrees that, except in connection with the necessary performance of Executive’s duties under this Agreement, Executive will not disclose to any person or entity or use, during the Agreement Term or any time thereafter, any Confidential Information. Neither will Executive disclose to any person or entity or use, while employed by AIMCO, information that Executive knows or believes to be trade secrets or proprietary technical, business, or financial information of a person or entity other than the AIMCO entities.
b.
Notwithstanding the foregoing, this subsection shall not apply to the extent Executive remains employed by AIMCO and is required to disclose Confidential Information to any regulatory agency or as otherwise required by law. This subsection shall also not apply following termination for any reason to the extent Executive is required by law to testify in a legislative, judicial or regulatory proceeding or is otherwise required by law to disclose Confidential Information. Nothing in this Agreement should be construed to limit Executive from reporting possible violations of federal law or regulations to any governmental entity or participating in any governmental investigation. Nor should anything in this Agreement be construed as requiring notice or authorization to AIMCO or AIMCO before reporting possible violations of law or participating in a governmental investigation.
2.
Trade Secrets. During the term of employment under this Agreement, Executive will have access to and become acquainted with Trade Secrets and various information not generally available to the public consisting of records, documents, drawings, specifications, customer lists, procedural and operational manuals and information, financial records and accounts, projections and budgets, and similar information, all of which are owned by the Company and regularly used in the operation of the Company’s business. Such assets of the Company are secret, are not generally available to the public and give the Company an advantage over competitors who do not know of or use such information. Executive agrees such information and documents constitute “Trade Secrets” of the Company. All Trade Secrets, whether they are prepared by Executive or come into Executive’s possession in any other way, are owned by the Company, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever, without prior written consent of the Board, except in the good faith performance of Executive’s duties hereunder.

3.
Misuse Of Confidential Information and Trade Secrets. Executive covenants that he shall not misuse, misappropriate or disclose any of the Trade Secrets or Confidential Information, directly or indirectly, or use them in any way, either during the Agreement Term or at any time thereafter, except as required in the course of his employment with the Company, unless such action is either previously agreed to in writing by the Board or required by law, is requested by a governmental or regulatory agency or is otherwise reasonably appropriate to disclose in

Exhibit 10.4

connection with litigation between Executive and any member of the Company.

4.
Non-Disclosure Of Confidential Information and Trade Secrets. Executive acknowledges and agrees that the sale or unauthorized use or disclosure of any of the Trade Secrets or Confidential Information, including information concerning the Company’s current, future or proposed work, services or investments, the fact that any such work, services or investments are planned, under consideration, or under negotiation, as well as any descriptions thereof, constitute “Unfair Competition”. Executive promises and agrees not to engage in any Unfair Competition with the Company, either during the Agreement Term or at any time thereafter.

5.
18 U.S.C. § 1833(b). 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

6.
Whistleblower Protection. Nothing in this Agreement prohibits Executive from reporting possible violations of United States federal law or regulation to any governmental agency or entity, including the United States Department of Justice, the United States Securities and Exchange Commission, the United States Congress, and any Inspector General of any United States federal agency, or making other disclosures that are protected under the whistleblower provisions of United States federal, state or local law or regulation; provided, that Executive will use his reasonable best efforts to (1) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (2) request that such agency or entity treat such information as confidential. Executive does not need the prior authorization from the Company to make any such reports or disclosures and is not required to notify the Company that Executive has made such reports or disclosures. This Agreement does not limit Executive’s right to receive an award for information provided to any governmental agency or entity.

7.
Non-Competition. Executive hereby covenants and agrees that, during the period of Executive’s employment with the Company and for 24 months thereafter (the “Covenant Period”), Executive shall not, without the prior written consent of the Board (which may be withheld in the sole and absolute discretion of the Board), engage in Competition (as defined below) with the Company.

For purposes of this Agreement, if Executive takes any of the following actions Executive shall be engaged in “Competition”: engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder or other form of investor holding more than one percent (1%) of the outstanding shares of, associate or consultant to any person, partnership, corporation or any other business entity that competes with the Company and is set forth on a written list presented to Executive by the Compensation and Human Resources Committee simultaneously with the execution hereof, and attached hereto as Exhibit B, and agreed thereto by Executive as evidenced by execution of this Agreement. The entities so listed, as amended pursuant to the following sentence, shall be the sole competitors of the Company (collectively, the “Competitors” and individually, a “Competitor”). Such list of the Competitors may be amended by the Board in good faith based on the same criteria as the initial list (except to the extent the Company’s business has changed or expanded) at any time up to one hundred eighty (180) days prior to Executive’s Date of Termination by written notice to Executive. Executive may at any time request, in writing, that the Company confirm whether any such Competitor is, on the date of such request, still a Competitor, and the Company’s Senior Human Resources Executive will respond within ten (10) business days to such an inquiry in writing.

8.
Non-Solicitation; No-Hire. Executive hereby covenants and agrees that, during the Covenant Period, whether for Executive’s own account or for the account of any other person or entity (other than the Company), (i) Executive shall not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee, agent, independent contractor, developer, partner, vendor, supplier or lender of the Company to give up, or to not commence, employment or a business relationship with the Company or, solely with

Exhibit 10.4

respect to developers, partners, employees and materially exclusive independent contractors to engage in a business relationship with Executive and (ii) Executive shall not solicit (other than through general advertising), employ or otherwise directly or indirectly hire or engage or cause to be hired or engaged as an employee, independent contractor, or otherwise, any person or entity who is or was, during the twelve-month period prior to such hiring or solicitation, an employee of the Company. Executive shall not be prohibited from providing references for employees or independent contractors if so requested by any such individual.

9.
Non-Investment. Executive hereby covenants and agrees that, during the Agreement Term, Executive shall not invest in, or receive any payment in any form, whether paid currently or deferred, from any customer or any person or entity in discussions to become a customer of the Company, vendor to the Company, lender and those companies that are set forth on a written list presented to Executive by the Compensation and Human Resources Committee simultaneously with the execution hereof, and attached hereto as Exhibit C, and agreed thereto by Executive as evidenced by execution of this Agreement (each entity so listed, a “Prohibited Investment Entity”). Notwithstanding the foregoing, the Compensation and Human Resources Committee may amend such list in good faith based on the same criteria as the initial list (except to the extent the Company’s business has changed or expanded) at any time by written notice to Executive; provided, that, if any such modification shall be made which would cause Executive to be in a then current violation, Executive shall be afforded a reasonable period to divest himself of such investment, and nothing herein shall preclude Executive from holding less than one percent (1%) of the outstanding shares of any publicly traded Prohibited Investment Entity or from indirectly holding an interest in any such Prohibited Investment Entity as a result of any investment in a publicly traded or available mutual or index fund or a hedge fund or private equity fund.

10.
Mutual Non-Disparagement. Executive hereby covenants and agrees that Executive will not at any time, whether during or within five (5) years after the end of the Agreement Term, defame, disparage or criticize the Company, or any of their respective directors or officers, or products or services. The provisions of this Section 10 shall not apply to truthful testimony, statements made by Executive in the course of Executive’s good faith performance of his duties to the Company or in connection with his fiduciary duties to the Company (including normal work-related statements in connection with the performance of services for the Company (including performance reviews)), normal competitive-type statements if Executive is working for a competitor and such statements are made in connection with a comparison of quality of performance, or statements made in rebuttal of statements made by the officers and directors of the Company and limited to the extent reasonably necessary to accomplish such rebuttal. The Company shall request that, and instruct, its directors and senior officers not defame, disparage or criticize Executive, except in the good faith performance of their duties to the Company or in connection with their fiduciary duties to the Company.

11.
Cooperation. Upon the receipt of reasonable notice from the Company (including the Company’s outside counsel), Executive agrees that while employed by the Company and thereafter, Executive will respond and provide information with regard to matters of which Executive has knowledge as a result of Executive’s employment with the Company, and will provide reasonable assistance to the Company and their respective representatives in defense of any claims that may be made against the Company (or any member thereof), and will provide reasonable assistance to the Company in the prosecution of any claims that may be made by the Company (or any member thereof), to the extent that such claims may relate to matters related to Executive’s period of employment with the Company (or any predecessors). Any request for such cooperation shall take into account Executive’s other personal and business commitments and shall not require Executive to cooperate against his own legal interests. Executive also agrees to promptly inform the Company (to the extent Executive is legally permitted to do so) if Executive is asked to assist in any investigation of the Company (or any member thereof) or their actions, regardless of whether a lawsuit or other proceeding has then been filed with respect to such investigation, and shall not provide such assistance unless legally required. If Executive is required to provide any services pursuant to this Section 11 following the Agreement Term, upon presentation of appropriate documentation, the Partnership shall promptly reimburse Executive for reasonable out-of-pocket travel, lodging, communication and duplication expenses incurred in connection with the performance of such services and in accordance with the Company’s expense policy for its senior officers, and for legal fees to the extent Executive in good faith reasonably believes that separate representation is warranted, subject to any different process required by the terms of the directors’ and officers’ liability insurance policy. Executive’s entitlement to reimbursement of such costs and expenses, including legal fees, pursuant to this Section 11, shall in no way affect Executive’s rights, if any, to be indemnified or advanced expenses or afforded exculpation in accordance with the Company’s (or any of its affiliates’ or subsidiaries’) corporate or other organizational documents, any separate written indemnification agreement, any applicable insurance policy, under applicable law, or in accordance with this

Exhibit 10.4

Agreement.

12.
Mutual Relief. Without intending to limit the remedies available to the Company, each party hereto acknowledges that a breach by such party of any of the covenants contained in this Section F may result in material and irreparable injury to the other party hereto (including, in the case of the Company, its affiliates or subsidiaries), for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat, the aggrieved party shall be entitled to a temporary restraining order or a preliminary or permanent injunction restraining the other party hereto from engaging in activities prohibited by this Section F or such other relief as may be required specifically to enforce any of the covenants in this Section F. If for any reason it is held that the restrictions under this Section F are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this section as will render such restrictions valid and enforceable.

13.
Tolling. In the event of any violation of the provisions of this Section F, Executive acknowledges and agrees that the post-termination restrictions contained in this Section 13 shall be extended by a period of time equal to the period of such violation (unless the Company determined not to challenge such violation), it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

14.
Transfer of Duties. Executive must cooperate with the orderly transfer of his duties as reasonably requested by the Company.

15.
Return of Property. Executive must return all Company property by a date specified by the Company.
16.
Change of Control. Notwithstanding anything herein to the contrary, upon and after the occurrence of a Change of Control, Executive shall not be bound by Sections F(7) or F(9) and the provisions, restrictions, covenants, and limitations thereof shall no longer apply and shall be of no force and effect.

G.
Reformation. If a court holds that the restrictions as set forth above are unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

H.
Remedies. Executive agrees that given the nature of AIMCO’s business, the scope and duration of the restrictions as set forth above are reasonable and necessary to protect the legitimate business interests of AIMCO and do not unduly interfere with Executive’s career or economic pursuits. Executive recognizes and agrees that a breach by Executive of any or all of the provisions of this Agreement will constitute immediate and irreparable harm to AIMCO’s business, for which damages cannot be readily calculated and for which damages is an inadequate remedy. Accordingly, Executive acknowledges that AIMCO shall therefore be entitled to seek an injunction or injunctions to prevent any breach or threatened breach of any such Section. Each party shall be responsible for its own costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with the enforcement of this Agreement.

I.
Dispute Resolution.

1.
Arbitration. Any claim between Executive and Company concerning this Agreement shall be resolved by arbitration and under the terms of the Arbitration Agreement executed contemporaneously with this Agreement. See Exhibit D.

J.
Notification of Future Employers. Executive agrees that Executive will inform AIMCO of the name and address of any and all persons or entities through which Executive may participate or engage in (as an

Exhibit 10.4

employee, principal, 5% or greater shareholder, partner, consultant, or any other capacity) during the one-year period following Executive’s termination of employment with AIMCO. Executive understands and agrees that, for the one- year period following termination, AIMCO may reveal the terms of this Agreement to any actual or prospective future employer of Executive to put such employer on notice of the terms of the Agreement or to request from such employer information necessary to enforce such terms. Executive understands and agrees that, for the one-year period following termination, Executive must notify actual employers of any and all limitations on Executive’s employment activities under the provisions of this Agreement.

K.
Survival. Following the expiration or termination of this Agreement, any term or condition required for the interpretation of this Agreement or necessary for the full observation and performance by each party of all rights and obligations arising prior to, on, or after the date of termination or expiration, shall survive such expiration or termination.

L.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and if appropriate, reformed under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

M.
Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado without regard to any state’s principles of conflict of laws. Executive and AIMCO agree that, subject to arbitration as described in Section 14(a) above, disputes, claims or litigation arising from or related in any way to this Agreement shall be resolved exclusively by the state and federal courts in the State of Colorado.

N.
Successors and Assigns. No right or obligation of a party under this Agreement shall be assigned or otherwise alienated without the express written consent of the other party. Any attempted assignment in contravention of the foregoing shall be null and void and of no force or effect. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s heirs, executors, beneficiaries, administrators and legal representatives, and by AIMCO and its successors. Further, Executive may designate one or more persons or entities as the primary or contingent beneficiaries of any amounts to be received under this Agreement. Such designation shall be in the form of a signed writing approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed). Executive may make or change such designation(s) at any time.

O.
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section):

To AIMCO: 4582 S. Ulster Street, Suite 1450 Denver CO 80237

Attn: General Counsel

To Executive: At the most recent address on file with AIMCO Human Resources with a copy

(not constituting notice) to: Williams & Connolly LLP, 725 Twelfth Street, NW,

Washington, DC 20005,

Attn: Deneen C. Howell, Esq.

Exhibit 10.4

P.
Construction. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The captions and headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Any accounting term used herein without specific definition shall have the meaning ascribed thereto by U.S. generally accepted accounting principles. Section, subsection, exhibit and schedule references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.

Q.
Entire Agreement. This Agreement (including its Exhibits), the terms of any offer letter, and the benefit plans referenced herein, constitute the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which - may have related in any manner to the subject matter hereof, including that certain Non- Competition and Non-Solicitation Agreement, dated January 1, 2018, entered into by and between the parties. Any amendments, additions or supplements to this Agreement shall be effective and binding on AIMCO and Executive only if in writing and signed by both Executive and an authorized agent of AIMCO. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom such a waiver is asserted.

R.
Counterparts. This Agreement may be signed in counterparts (including via facsimile and the electronic exchange of .pdf copies), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.4

IN WITNESS WHEREOF, the parties have executed this Agreement.

EXECUTIVE

Wesley Powell

EXECUTIVE (Print Name)

/s/ Wesley Powell

EXECUTIVE (Signature)

AIMCO DEVELOPMENT COMPANY, LLC

/s/ Jennifer Johnson

Aimco Development Company, LLC

Exhibit A – Release

Exhibit B – Competitors

Exhibit C – Prohibited Investment Entity

Exhibit D – Arbitration Agreement

Exhibit 10.4

Exhibit A

SEPARATION AGREEMENT

The purpose of this Separation Agreement (this “Agreement”) is to confirm the terms regarding your separation of employment from an affiliate or subsidiary of Apartment Investment and Management Company (“Aimco” or the “Company”). As more fully set forth below, the Company desires to provide you with certain benefits in exchange for certain agreements by you. Capitalized terms used and not otherwise defined in this Agreement shall carry the meanings ascribed to them in that certain Employment Agreement, dated October , 2021, entered into by and between the parties hereto (the “Employment Agreement”).

1.
Definitions.
a.
“You” and “Your” shall refer to Wes Powell.
b.
The “Separation Date” shall be [INSERT DATE].
c.
The “Separation Amount” shall be $[AMOUNT], equal to the sum of your Severance Payment and your COBRA Severance Payment, less applicable tax withholdings.
2.
Separation of Employment. Your employment with Aimco will terminate effective as of the Separation Date. From and after the Separation Date, You shall have no authority and shall not represent Yourself as an employee or agent of any of the Aimco Parties (as defined below).
3.
Separation Pay and Benefits. In exchange for the mutual covenants set forth in this Agreement, as soon as practical after Company’s receipt of a signed original counterpart (the “Effective Date”) and after the tenth (10th) day following Your execution of this Agreement but in no event later than fifty (50) days following Your Separation Date, the Company shall:
a.
Provide You with separation pay equal to the Separation Amount in one lump sum payment and, to the extent applicable, provide You with a Pro- Rata Bonus (together, the “Separation Pay”). Subject to the timing restrictions above, payment may be made in accordance with the Company’s ordinary payroll practices at the conclusion of regularly scheduled pay periods, provided, however, that Your Pro-Rata Bonus shall be paid on the date that Bonuses are normally paid, but in no event later than March 15th of [INSERT YEAR].
b.
Additionally, regardless of whether You sign this Agreement:
(i)
You will be paid and otherwise remain entitled to any and all Accrued Rights.
(ii)
Without limiting the terms of subsection (i) above, if You are covered by the Company’s medical and/or dental insurance plans on the Separation Date, these benefits will continue through the end of the month of the Separation Date. You will have the right to continue Your medical insurance thereafter pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The COBRA qualifying event shall be deemed to have occurred on the Separation Date. Following the end of the month of the Separation Date, You shall be required to pay the full COBRA premium rate if You elect COBRA coverage.

You acknowledge that except for (i) the specific financial consideration set forth in this Agreement, and (ii) any Accrued Rights, which will be paid to You and otherwise provided in accordance with the terms of Your Employment Agreement, You are not entitled to any additional consideration from the Company or any of the Company Parties.

4.
Return of Company Property, Confidentiality, Offset of Debt. You expressly acknowledge and

Exhibit 10.4

agree to the following:
a.
that You have returned to the Company all Company Party documents (and any copies thereof) and property (including without limitation all keys, badges, credit cards, phone cards, cellular phones, computers, software, etc.); and
b.
that all information relating in any way to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by You and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law). Notwithstanding any provision herein to the contrary, You (and Your representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to You (or Your representative or other agent) relating to such tax treatment. For purposes of this Agreement, “tax treatment” means the federal income tax treatment of the Separation Pay. This authorization of disclosure is not intended to permit disclosure of any other information, including but not limited to (i) any portion of any materials to the extent not related to the tax treatment of the Separation Pay, (ii) the existence or status of any negotiations, and (iii) any other term or detail not related to the tax treatment of the Separation Pay.
5.
Confidential Information; Trade Secrets; Non-Competition; Non- Solicitation; Non-Investment; Non-Disparagement; Cooperation. You expressly acknowledge and agree that the provisions set forth in Section F of Your Employment Agreement, and which is incorporated herein by reference, shall remain in full force and effect.
6.
Release of Claims. You hereby agree and acknowledge that by signing this Agreement You, on behalf of Yourself and Your heirs, successors, agents, assigns, executors, administrators, dependents and family members (collectively, including You, the “Employee Parties”) hereby generally, completely, absolutely and unconditionally release, waive, acquit, forever discharge, indemnify and hold harmless the Company Parties (as defined below) from and against any and all Claims (as defined below) against any or all of the Company Parties whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the date this Agreement is executed by all parties. Your waiver and release herein is intended to bar any form of Claim against any or all of the Company Parties seeking any form of relief including equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against any or all of the Company Parties, for any alleged action, inaction or circumstance existing or arising through the date this Agreement is executed by all parties. The foregoing waiver and release constitutes a FULL AND FINAL RELEASE OF ALL CLAIMS, and shall apply to all known and unknown claims or damages existing as of the date this Agreement is executed by all parties.
a.
Without limiting the foregoing general waiver and release, on behalf of the Employee Parties, You specifically waive and release any and all of the Company Parties from any Claim arising from or related to Your employment relationship with the Company or the termination thereof, including:
(i)
Claims under any local, state, federal or foreign discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Effective Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, religion, citizenship, national origin, age, gender, genetic carrier status, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age

Exhibit 10.4

Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Immigration Reform and Control Act, the

Americans With Disabilities Act and any similar local, state, federal or foreign statute or law.

(ii)
Claims under any other local, state, federal or foreign employment related statute, regulation or executive order (as they may have been amended through the Effective Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar local, state, federal or foreign statute or law.
(iii)
Claims under any local, state, federal or foreign common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.
(iv)
Any other Claim arising under local, state, or federal law.
b.
Notwithstanding the foregoing, this Section 6 does not release Company from any obligation expressly set forth in this Agreement. You acknowledge and agree that, but for providing this waiver and release, You would not be receiving the Separation Pay being provided to You under the terms of this Agreement.
c.
You explicitly acknowledge that if You are over forty (40) years of age, You have specific rights under the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination on the basis of age, and the releases set forth in this Section 6 are intended to release any right that You may have to file a claim against any or all of the Company Parties alleging discrimination on the basis of age. It is the Company’s desire and intent to make certain that You fully understand the provisions and effects of this Agreement. To that end, You have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Consistent with the provisions of the Older Worker Benefits Protection Act (“OWBPA”), the Company is providing You with forty-five (45) days in which to consider and accept the terms of this Agreement by signing below and returning it to Jennifer Johnson, Executive Vice President, Chief Administrative Officer and General Counsel in

Denver, Colorado. In addition, You may rescind Your assent to this Agreement within seven (7) days after You sign it. To do so, You must deliver a notice of rescission to E Jennifer Johnson, Executive Vice President, Chief Administrative Officer and General Counsel. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to Jennifer Johnson, Executive Vice President, Chief Administrative Officer and General Counsel, 4582 South Ulster Street Parkway, Suite 1450, Denver, Colorado 80237. By executing this Agreement, You are acknowledging that You have been afforded sufficient time to understand the terms and effects of this Agreement, that Your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither any of the Company Parties nor their agents or representatives have made any representations inconsistent with the provisions of this Agreement.

Exhibit 10.4

Nothing in this Agreement is intended to, or shall, interfere with Your rights under federal, state, or local civil rights or employment discrimination laws to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of this Agreement. You shall not, however, be entitled to any relief, recovery, or monies in connection with any such action or investigation brought against the Company, regardless of who filed or initiated any such complaint, charge, or proceeding.

7.
Miscellaneous.

For the purposes hereof, the term “Claims” shall mean any and all claims, demands, debts, liens, agreements, promises causes of action, liability, damages, costs, and expenses of any kind and nature whatsoever, whether arising under state, federal or local law, administrative rule or regulation, common law, contract, tort, or in equity, known or unknown, whether accrued, contingent, inchoate or otherwise, suspected or unsuspected, raised affirmatively or by way of defense or offset, including, without limitation any consequences flowing, resulting, or which might result therefrom.

For the purposes hereof, the term “Company Parties” shall mean Aimco, Aimco Development Company, LLC, Aimco OP L.P., and any and all of each of their subsidiaries, affiliates, divisions, acquiring or ownership entities, parent, associated or allied companies, corporations, firms, partnerships, management companies, or organizations, purchasers of assets or stock, investors, joint ventures, and any related entities (including any management company and its subsidiaries and affiliates), and the shareholders (past and present), successors, predecessors, counsel, assigns, board members, insurers, officers, partners, directors, joint venturers, managers, members, fiduciaries, trustees, agents, representatives, counsel or employees thereof jointly and severally, in both their personal and corporate capacities. The Company Parties are hereby made third party beneficiaries of this Agreement. This Agreement contains the entire agreement and understanding by and between You and Company with respect to matters set forth herein. No change, amendment or modification herein hereto shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision or any particular breach or default of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision or any particular breach or default of this Agreement at any time shall be deemed a waiver of any other provision or prior or subsequent breach or default of this Agreement at such time or be deemed a valid waiver of such provision at any other time. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof or of any other right, and the failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of any original violation. No single or partial exercise by any party of any right, power or remedy will preclude any other or future exercise thereof or of any other remedy. A determination that any provision of this Agreement is prohibited by law or unenforceable shall not affect the validity or enforceability of any other provision of this Agreement.

Any controversy, dispute, or Claim of any nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any Claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration in accordance with the terms of the Arbitration Agreement attached to Your Employment Agreement as Exhibit B.

No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The captions and headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Any accounting term used herein without specific definition shall have the meaning ascribed thereto by U.S. generally accepted accounting principles. Section, subsection, exhibit and schedule references

Exhibit 10.4

are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Colorado, including its statute of limitations, without regard to any otherwise applicable principles of conflict of laws or choice of law rules (whether of the State of Colorado or any other jurisdiction) that would result in the application of the substantive or procedural laws or rules of any other jurisdiction. This Agreement may be executed by facsimile or the electronic exchange of .pdf copies and in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument, and each counterpart (whether an original, a facsimile, a .pdf or other copy) shall be deemed an original hereof. This Agreement shall not be valid unless accepted in writing, by You, as evidenced by Your signature below, and returned on or before [Insert 45 days from Separation effective date].

If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to Jennifer Johnson at Aimco.

CONFIRMED, CONSENTED AND AGREED TO BY YOU:

___________________________ Date: ______________________

[INSERT NAME]

By: ______________________ Date: ______________________

Jennifer Johnson

Executive Vice President, Chief Administrative Officer and General Counsel

Aimco

4582 S. Ulster St Pkwy, #1450

Denver, CO 80237

Exhibit 10.4

EXHIBIT B & C

The following entities, and the parent, subsidiaries, and affiliates of each, are deemed to be Competitors of Aimco and Prohibited Investment Entities:

A.
Armada Hoffler Properties, Inc.

Clipper Realty Inc.

Five Point Holdings, LLC

Forestar Group Inc.

Howard Hughes Corp.

Independence Realty Trust, Inc.

Centerspace

JBG SMITH Properties

Mack-Cali Realty

St. Joe Company Stratus Properties Inc.

Tejon Ranch Co.

Washington REIT

B. Any other company, partnership, or business entity engaged in the investment and significant development of multi-family real estate with a market capitalization between $0.75 billion and $4 billion.

Exhibit 10.4

Exhibit D

ARBITRATION AGREEMENT

THIS ARBITRATION AGREEMENT (this "Agreement") is entered into by and between Wes Powell ("Employee") and Aimco Development Company, LLC ("Aimco"), each of which are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Except as otherwise stated below, this Agreement supplants and replaces any versions of the Arbitration Agreement between Employee and Aimco executed prior to the date of Employee’s signature on this Agreement.

1.
Parties. This Agreement is binding upon and between Employee and Aimco, which is defined to include Aimco and all of Aimco’s parent companies, subsidiaries, affiliates (including Apartment Investment and Management Company and Aimco OP L.P.), divisions, acquiring or ownership entities, parent, associated or allied companies, corporations, firms, partnerships, management companies, or organizations, purchasers of assets or stock, investors, joint ventures, and any related entities (including any management company and its subsidiaries and affiliates), and the successors, predecessors, assigns, board members, officers, partners, directors, managers, agents, representatives, or employees thereof (hereinafter, “the Company”). Employee also agrees to arbitrate claims against any person or entity he or she alleges to be a joint employer with the Company.
2.
Condition of Employment; No Alteration of Employment Relationship. Acceptance of the terms of this Agreement by Employee shall be an express condition of employment or continued employment with the Company. Except for those rights and duties encompassed by this Agreement itself, this Agreement shall not otherwise alter the “at will” nature of the employment relationship between Employee and the Company, and shall not be construed to confer upon Employee any additional rights or privileges that Employee would not otherwise have.
3.
Binding Arbitration. Any Claim (as defined in Paragraph 7, below) shall be resolved by

BINDING ARBITRATION ONLY, and NO COURT ACTION MAY BE BROUGHT BY EMPLOYEE

or the Company to resolve any Claim. The determination of the arbitrator shall be final and binding. The remedies available in such arbitration shall in all respects be the same as those available in a court of law. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Arbitration under this Agreement shall be governed by and interpreted according to the Federal Arbitration Act.

4.
Negotiation and Mediation. Notwithstanding this Agreement, either the Company or Employee may request that the Parties engage in bilateral negotiation or mediation of any Claim through a neutral party. Should both Parties agree to such mediation, and agree upon a particular neutral party to conduct the same, the fees of such mediator shall be split between Employee and the Company. Negotiation or mediation as described herein is strictly voluntary, and no Party is required hereunder to engage in any such activity at any time.
5.
Arbitrator. The binding arbitration conducted hereunder shall be administered under the Judicial Arbitration and Mediation Services (JAMS) Employment Arbitration Rules and Procedures, as may be amended from time to time (collectively, the “JAMS Rules”) (available online at www.jamsadr.com/rules-employment-arbitration), or under other such rules and procedures to which the Parties may mutually agree. However, in the event of any conflict between this Agreement and the JAMS Rules, the terms of this Agreement shall control. The arbitration proceeding shall be conducted by a single, mutually agreed-upon neutral arbitrator from a panel of arbitrators provided by JAMS or as otherwise mutually agreed by the Parties. If Employee and the Company are unable to mutually agree upon an arbitrator from the panel provided by JAMS, Employee and the Company shall utilize the JAMS procedures for arbitrator selection. The selected arbitrator shall be qualified in employment matters, and subject to the agreed upon rules, shall afford the Parties the opportunity to present and rebut evidence relating to the Claim.
6.
Notice and Procedures. Arbitration under this Agreement shall be initiated by Employee or the Company by serving written notice upon the other Party by mail or other reasonable method of a demand for arbitration hereunder, and, upon such written notice, Employee and the Company shall use their best efforts to cause the arbitration to be conducted in an expeditious manner.
a.
Each Party may choose to be represented in such arbitration by legal counsel. The arbitrator shall

Exhibit 10.4

allow reasonable discovery sufficient to permit the Parties to adequately arbitrate their claims and defenses. The arbitrator shall also permit and set deadlines for reasonable discovery at the request of either Party. Further, the arbitrator shall have authority to order pre-hearing discovery from third parties, including the ability to seek documents and take depositions. All other procedural matters shall be within the discretion of the arbitrator. In the event a Party fails to comply with the required procedures of the arbitration in any manner as determined by the arbitrator, the arbitrator shall fix a reasonable period of time for compliance and, if a Party fails to comply within such period, a remedy deemed just by the arbitrator, including an award of default, may be imposed.
b.
Unless otherwise required by law or the JAMS Rules as determined by the arbitrator, (i) each Party shall bear its own costs, expenses, and attorneys’ fees in such arbitration and (ii) at Employee’s option, the fees and costs of the arbitration charged by the arbitrator either (a) shall be shared equally by the Parties, (b) shall be paid solely by the Company, or (c) shall be paid solely by Employee. The arbitrator shall enforce any and all statutes of limitation or other time limitations in any way applicable to any Claim, to include time limitations resulting from a failure to timely exhaust administrative remedies. The arbitrator also shall have the authority to provide for reimbursement of legal fees or costs, in whole or in part, as part of any remedy or award in accordance with applicable law or in the interests of justice. Upon the close of the arbitration, the arbitrator shall issue a written reasoned decision, which shall include a summary of the claims, issues, and relief requested, and the reasons for the results reached in the case.

c.
The Parties agree not to bring any disputes between each other on a collective, class, or representative basis; rather, the Parties agree to bring such disputes in arbitration on an individual basis only. Under this Agreement, any class action, collective action, representative action, or other procedure for consolidation or joinder of Claims of multiple parties is prohibited. This Agreement shall not be construed to allow or permit the consolidation or joinder of claims of other claimants, or to permit such claims to proceed as a class or collective action, or as a representative action. No arbitrator acting hereunder shall have the authority under this Agreement to order any such class or collective action or the power to decide any class, collective, representative, joined or consolidated claims. No Party to this Agreement may attempt to proceed hereunder as a member or representative of any class, putative class, or group purporting to have similar Claims. Neither may any Party proceed hereunder against any class or group it purports to be similarly liable. Only a court of competent jurisdiction may rule upon the enforceability of this Paragraph 6(c). Notwithstanding Paragraph 11 below, should any such court determine in a proceeding involving this Agreement that any provision of this Paragraph 6(c) is unenforceable for any reason, the particular Claims encompassed in the particular provision deemed unenforceable shall stay in court, and this Agreement shall otherwise remain in full force and effect. The Parties agree that the foregoing class, collective or representative action waiver shall be enforced to the full extent permitted by law. To the extent any class, collective or representative actions are deemed non-waivable, such actions will remain in court.
7.
Claims Defined. For the purposes of this Agreement, “Claim” shall be defined as any dispute, matter, controversy, demand, action, cause of action, or claim of any kind or nature whatsoever by Employee or the Company relating to, arising out of, in connection with, or involving Employee’s employment or termination of employment, whether for damages or for other legal or equitable relief, and whether arising under federal, state, or local law. “Claim” shall include, without limitation, any claim arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Equal Pay Act, as amended; the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993, as amended; the Fair Credit Reporting Act (and any similar state law); the Worker Adjustment and Retraining Notification Act, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Occupational Safety and Health Act, as amended; the Immigration Reform and Control Act, as amended; the Uniformed Services Employment and Reemployment Rights Act; the Sarbanes- Oxley Act of 2002; the Fair Labor Standards Act; or any other federal, state or local law, whether statutorily codified or not, governing discrimination in employment or the payment of wages and benefits or any claim arising in contract or in tort. This Agreement shall not apply to worker’s compensation disputes; unemployment insurance; any claim for employee benefits governed by the Employee Retirement Income Security Act of 1974, as amended, or the Consolidated Omnibus Budget Reconciliation Act of 1985; or any claim arising under the National Labor Relations Act; or any other claim not subject to arbitration under applicable law.
8.
Administrative Agencies. Nothing in this Agreement is intended to prevent Employee from filing a complaint, charge, or petition with any administrative agency regarding employment issues as to which the agency has independent jurisdiction to investigate or administer, including the Equal Employment Opportunity Commission, Department of Labor, Occupational Safety and Health Administration, National Labor Relations Board, or any similar state or local agencies. Once the agency’s proceedings are completed, however, if Employee wishes to pursue the matter further, Employee understands that Employee

Exhibit 10.4

must do so under this Agreement.
9.
Provisional Remedies. Notwithstanding any other provision of this Agreement, either the Company or Employee may file a complaint or commence a court action to obtain an injunction to enforce the provisions of this Agreement or to seek a temporary restraining order or preliminary injunction or other provisional relief to maintain the status quo, pending the application or enforcement of this Agreement. Despite any such complaint or action, the Company and Employee shall otherwise continue to abide by this Agreement in good faith.
10.
Participation in Other Forums; Waiver. Participation by the Company in proceedings in any other forum shall not constitute a waiver of this Agreement, and the Company and Employee shall at all times have the right to demand arbitration pursuant to this Agreement. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom such waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or be deemed a valid waiver of such provision at any other time. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof or of any other right. No single or partial exercise by any Party of any right, power or remedy under this Agreement will preclude any other or future exercise thereof.
11.
Survival and Severability. The provisions of this Agreement shall survive Employee’s termination of employment for any reason. Except as set forth in Paragraph 6(c) above, if any portion of this Agreement is deemed invalid or unenforceable, such portion shall be severed from this Agreement, and the balance of this Agreement shall remain in effect. If a court of competent jurisdiction declares this Agreement to be unenforceable in its entirety, this Agreement shall be deemed void and any Arbitration Agreement previously executed by Employee and the Company shall supersede this Agreement and control.
12.
Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, including its statute of limitations, without regard to any otherwise applicable principles of conflict of laws or choice of law rules (whether of the State of Colorado or any other jurisdiction) that would result in the application of the substantive or procedural laws or rules of any other jurisdiction.
13.
Construction. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The captions and headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Any accounting term used herein without specific definition shall have the meaning ascribed thereto by U.S. generally accepted accounting principles. Section, subsection, exhibit and schedule references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.
14.
Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Company and Employee regarding the matters encompassed herein.
15.
Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by the Company and Employee and which specifically references this Agreement.

Exhibit 10.4

Employee confirms that Employee has had time to read this Agreement and ask anyquestions Employee had about the Agreement prior to signing it. Employee’s signature below confirms the fact that Employee has read, understands, and voluntarily agrees to be legally bound to all of the above terms. Employee further understands that this Agreement requires Employee and the Company to arbitrate any and all disputes that arise out of Employee’s employment

(subject to exceptions outlined above).

Employee further acknowledges that Employee’s electronic signature has the validity and effect of a handwritten signature.

IN WITNESS WHEREOF, this Agreement is signed effective as of the date below.

EMPLOYEE:

By ________________ Date: _____________

Printed Name: ____________________________

AIMCO DEVELOPMENT COMPANY, LLC:

By:________________ Date:________________

Printed Name:____________________________